UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2012

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Chester J. Culver of West Des Moines, Iowa and Bruce J. Sherrick of Champaign, Illinois became members of the Board of Directors (“Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) this week. Gov. Culver and Dr. Sherrick were nominated by President Obama, confirmed by the United States Senate on March 29, 2012, and took the oaths of office for their new positions on April 3, 2012 (Dr. Sherrick) and April 4, 2012 (Gov. Culver).

Gov. Culver and Dr. Sherrick join Lowell Junkins (Chairman), Sara Faivre-Davis, and Myles Watts as members of the Board who have been appointed by the President of the United States. Gov. Culver replaces Julia Bartling and Dr. Sherrick replaces Glen Klippenstein on Farmer Mac's Board. Pursuant to Farmer Mac's statutory charter, five of Farmer Mac's directors are appointed by the President of the United States with the advice and consent of the U.S. Senate, holders of Class A voting common stock elect five directors, and holders of Class B voting common stock elect five directors. Gov. Culver has been named to the Board's Credit Committee, Marketing Committee, and Public Policy Committee, and Dr. Sherrick has been named to the Board's Audit Committee and Compensation Committee.

As of April 5, 2012, Farmer Mac had not engaged or participated in, or proposed to engage or participate in, any transaction in which Gov. Culver or Dr. Sherrick was or is to be a participant and the amount involved exceeds $120,000 and in which any of those individuals had or will have a direct or indirect material interest.

As members of the Board, Gov. Culver and Dr. Sherrick will will receive the same equity grants awarded to other members of the Board for 2012. Beginning on April 3, 2012 for Dr. Sherrick and on
April 4, 2012 for Gov. Culver, each will also receive compensation as a director of Farmer Mac in the form of a pro-rated annual retainer, payable quarterly, and a per diem amount (plus expenses) for each meeting of the Board and each committee meeting attended, as described more fully in “Compensation of Directors” in Farmer Mac's Proxy Statement filed with the Securities and Exchange Commission on April 27, 2011, which section is incorporated in this report by reference.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On April 5, 2012, Farmer Mac issued a press release to announce the appointments of Gov. Culver and Dr. Sherrick as new directors of Farmer Mac. A copy of that press release is attached to this report as Exhibit 99 and is incorporated in this report by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits:

99    Press release dated April 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:	/s/ Jerome G. Oslick

Name:	Jerome G. Oslick

Title:	Senior Vice President - General Counsel

Dated:    April 5, 2012